CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment to Registration Statement No. 333-29511 on Form N-1A of our report dated December 21, 2021, relating to the financial statements and financial highlights of the Madison Conservative Allocation Fund, Madison Moderate Allocation Fund, Madison Aggressive Allocation Fund, Madison Tax-Free Virginia Fund, Madison Tax-Free National Fund, Madison High Quality Bond Fund, Madison Core Bond Fund, Madison Diversified Income Fund, Madison Dividend Income Fund, Madison Covered Call & Equity Income Fund, Madison Investors Fund, Madison Mid Cap Fund, Madison Small Cap Fund and Madison International Stock Fund, each a series of Madison Funds, appearing in the Annual Report on Form N-CSR of Madison Funds for the year ended October 31, 2021, and to the references to us under the headings “Financial Highlights” in the Prospectus and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP
Chicago, Illinois
February 24, 2022